PRINCIPAL FUNDS, INC.

Plan pursuant to Rule 18f-3(d) under the
Investment Company Act of 1940

Effective May 12, 2010

Principal Funds, Inc., (the “Fund”) an open-end investment company operated as a "series" fund and managed by Principal Management Corporation (the "Manager") may from time to time issue one or more of the following classes of shares: Class R-1, Class R-2, Class R-3, Class R-4, Class R-5, Class A, Class B, Class C,
Class I, and Class J shares. The classes offered by each series are set forth in the Fund’s registration statement as from time to time in effect. The differences in expenses among these classes of shares, and the exchange features of each class of shares, are set forth below in this Plan. Except as noted below, incurred expenses are allocated among the classes of shares of the Fund based upon the net assets of the Fund attributable to shares of each class. This plan is subject to change, to the extent permitted by law and by the
Articles of Incorporation and By-laws of the Fund, by action of the Directors of the Fund. As used in this Plan,
“Date of Reorganization” shall mean the date on which the assets of the WM Group of Funds were merged into the Fund.

CLASS R-1 SHARES

DISTRIBUTION FEES
The Class R-1 shares pay distribution fees pursuant to a plan (the "Class R-1 Plan") adopted pursuant to Rule
12b-1 under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to the Class R-1 Plan, Class R-1
shares shall pay 0.35% of the relevant series of the Fund's average net assets attributable to the Class R-1.
Amounts payable under the Class R-1 Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class R-1 shares pay administrative service fees equal to 0.28% of the relevant series of the Fund’s average net assets attributable to the Class R-1.

SERVICE FEES
The Class R-1 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-1.

EXCHANGE FEATURES
Subject to restrictions of the employer's plan, the Class R-1 shares of any series of the Fund may be exchanged, at the shareholder's option, for Class R-1 shares of any other series of the Fund without charge, provided that Class R-1 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE
The Class R-1 shares are offered at their net asset value ("NAV"), without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE ("CDSC")
Purchases of Class R-1 shares are not subject to a CDSC.

CLASS R-2 SHARES

DISTRIBUTION FEES
The Class R-2 shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940
Act (the "Class R-2 Plan"). Pursuant to the Class R-2 plan, Class R-2 shares shall pay 0.30% of the relevant series of the Fund's average net assets attributable to Class R-2 shares. Amounts payable under the Class R-
2 Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class R-2 shares pay administrative service fees equal to 0.20% of the relevant series of the Fund’s average net assets attributable to the Class R-2.

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SERVICE FEES
The Class R-2 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-2.

EXCHANGE FEATURES
Subject to restrictions of the employer's plan, Class R-2 shares of any series of the Fund may be exchanged, at the shareholder's option, for Class R-2 shares of any other series of the Fund without charge, provided that
Class R-2 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE
Class R-2 shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
Class R-2 shares are not subject to a CDSC.

CLASS R-3 SHARES

DISTRIBUTION FEES
The Class R-3 shares pay distribution fees pursuant to a plan (the "Class R-3 Plan") adopted pursuant to Rule
12b-1 under the 1940 Act. Pursuant to the Class R-3 Plan, Class R-3 shares shall pay 0.25% of the relevant series of the Fund's average net assets attributable to the Class R-3. Amounts payable under the Class R-3
Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class R-3 shares pay administrative service fees equal to 0.07% of the relevant series of the Fund’s average net assets attributable to the Class R-3.

SERVICE FEES
The Class R-3 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-3.

EXCHANGE FEATURES
Subject to restrictions of the employer's plan, the Class R-3 shares of any series of the Fund may be exchanged, at the shareholder's option, for Class R-3 shares of any other series of the Fund without charge, provided that Class R-3 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE
The Class R-3 shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
Purchases of Class R-3 shares are not subject to a CDSC.

CLASS R-4 SHARES

DISTRIBUTION FEES
The Class R-4 shares pay distribution fees pursuant to a plan (the “Class R-4 Plan”) adopted pursuant to Rule
12b-1 under the 1940 Act. Pursuant to the Class R-4 Plan, Class R-4 shares shall pay 0.10% of the relevant series of the Fund’s average net assets attributable to the Class R-4. Amounts payable under the Class R-4
Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class R-4 shares pay administrative service fees equal to 0.03% of the relevant series of the Fund’s average net assets attributable to the Class R-4.

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SERVICE FEES
The Class R-4 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-4.

EXCHANGE FEATURES
Class R-4 shares of any series of the Fund may be exchanged, at the shareholder's option, for Class R-4 shares of any other series of the Fund without charge, provided that Class R-4 shares of such other series of the Fund are available to resident of the relevant state and provided further that such shares of each the series of the Fund are available through the relevant employer’s plan.

INITIAL SALES CHARGE
Class R-4 shares are offered at NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
Class R-4 shares are not subject to any CDSC.

CLASS R-5 SHARES

DISTRIBUTION FEES
The Class R-5 shares do not pay a distribution fee.

ADMINISTRATIVE SERVICE FEES
The Class R-5 shares pay administrative service fees equal to 0.01% of the relevant series of the Fund’s average net assets attributable to the Class R-5.

SERVICE FEES
The Class R-5 shares pay service fees equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class R-5.

EXCHANGE FEATURES
Subject to restrictions of the employer's plan, Class R-5 shares of any series of the Fund may be exchanged, at the shareholder's option, for Class R-5 shares of any other series of the Fund without charge, provided that
Class R-5 shares of such other series of the Fund are available to residents of the relevant state, and further provided that shares of such other series of the Fund are available through the relevant employer's plan.

INITIAL SALES CHARGE
Class R-5 shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
Class R-5 shares are not subject to a CDSC.

CLASS A SHARES

DISTRIBUTION FEES
The Class A shares pay distribution fees pursuant to a plan (the " Class A Plan") adopted pursuant to Rule
12b-1 under the 1940 Act. Pursuant to the Class A Plan, Class A shares shall pay 0.25% for all series except the Short-Term Bond, Short Term Income and LargeCap S&P 500 Index Funds, which pay 0.15% and Money
Market, which pays 0.00% of the relevant series of the Fund's average net assets attributable to Class A shares. Amounts payable under the Class A Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class A shares do not pay administrative service fees.

SERVICE FEES
The Class A shares do not pay service fees.

TRANSFER AGENCY FEES
The Class A shares pay for transfer agency services provided for Class A shares. Currently the fee paid is equal to the cost of providing those services. Class A shares also bear the cost of registering shares with

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State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class A shares.

EXCHANGE FEATURES
Class A shares of any series of the Fund may be exchanged at the net asset value for Class A shares of any other series of the Fund at any time.

The CDSC that might apply to certain Class A shares upon redemption will not apply if these shares are exchanged for shares of another Fund. However, for purposes of computing the CDSC on the shares acquired through this exchange, the length of time the acquired shares have been owned by a shareholder will be measured from the date the exchanged shares were purchased. The amount of the CDSC will be determined by reference to the CDSC to which the exchanged shares were subject, as described below under
“Initial Sales Charge.”

Class A shares of the Money Market Fund acquired by direct purchase may not be exchanged for other Class
A shares without payment of a sales charge. However, Class A shares of this Fund acquired by exchange of any other Fund shares, or by conversion of Class B shares, and additional shares which have been purchased by reinvesting dividends earned on such shares, may be exchanged for other Class A shares without a sales charge. In addition, Class A shares of the Money Market Fund acquired by direct purchase or reinvestment of dividends on such shares may be exchanged for Class B shares of any Growth-Oriented or Income-Oriented
Fund.

INITIAL SALES CHARGE

Bond & Mortgage Securities, California Municipal, Diversified Real Asset Fund, Flexible Income Portfolio,
Global Diversified Income, High Yield, Inflation Protection, Preferred Securities,
Principal LifeTime Strategic Income, and Tax-Exempt Bond
	Sales Charge
	Sales Charge as % of:
	Offering	Amount
Amount of Purchase	Price	Invested	Dealer Allowance as % of Offering Price
Less than $100,000	3.75%	3.90%	3.00%
$100,000 but less than $250,000	2.75%	2.83%	2.25%
$250,000 but less than $500,000	1.50%	1.52%	1.00%
$500,000 or more	0.00%	0.00%	0.00%**

Short-Term Bond, Short-Term Income, Government & High Quality Bond and Income Funds
	Sales Charge
	Sales Charge as % of:
	Offering	Amount
Amount of Purchase	Price	Invested	Dealer Allowance as % of Offering Price
Less than $100,000	2.25	2.30%	2.00%
$100,000 but less than $250,000	1.75%	1.78%	1.50%
$250,000 but less than $500,000	1.25%	1.27%	1.00%
$500,000 or more	0.00%	0.00%	0.00%**

LargeCap S&P 500 Index Fund
	Sales Charge
	Sales Charge as % of:
	Offering	Amount
Amount of Purchase	Price	Invested	Dealer Allowance as % of Offering Price
Less than $50,000	1.50%	1.52%	1.25%
$50,000 but less than $100,000	1.25%	1.27%	1.00%
$100,000 but less than $250,000	1.00%	1.01%	0.75%
$250,000 but less than $500,000	0.75%	0.76%	0.50%
$500,000 but less than $1,000,000	0.50%	0.50%	0.25%
$1,000,000 or more	0.00%	0.00%	0.25%

All other Funds (except Money Market Fund)
	Sales Charge
	Sales Charge as % of:
	Offering	Amount
Amount of Purchase	Price	Invested	Dealer Allowance as % of Offering Price
Less than $50,000	5.50%	5.82%	4.75%
$50,000 but less than $100,000	4.75%	4.99%	4.00%
$100,000 but less than $250,000	3.75%	3.90%	3.00%
$250,000 but less than $500,000	3.00%	3.09%	2.50%
$500,000 but less than $1,000,000	2.00%	2.04%	1.75%
$1,000,000 or more	0.00%	0.00%	0.00%*

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*	The Distributor may pay authorized dealers commissions on purchases of Class A shares over $1 million calculated as follows:
1.00% on purchases between $1 million and $3 million, 0.50% on the next $2 million, 0.35% on the next $5 million, and 0.25% on the amount purchased in excess of $10 million. The commission rate is determined based on the purchase amount combined with the current market value of existing investments in Class A, B, C and J shares.
** The Distributor may pay authorized dealers commissions on purchases of Class A shares over $500,000 calculated as follows:
1.00% on purchases between $500,000 and $3 million, 0.50% on the next $2 million, 0.35% on the next $5 million, and 0.25% on the amount purchased in excess of $10 million. The commission rate is determined based on the purchase amount combined with the current market value of existing investments in Class A, B, C and J shares.

CONTINGENT DEFERRED SALES CHARGE
All Funds except LargeCap S&P 500 Index Fund	1.00%
LargeCap S&P 500 Index Fund	0.25%

A contingent deferred sales charge applies on certain redemptions made within 12 months following purchases of $1 million ($500,000 for the Bond & Mortgage Securities, California Municipal, Government &
High Quality Bond, High Yield, Global Diversified Income, Income, Inflation Protection, Preferred Securities,
Principal LifeTime Strategic Income, Short-Term Bond, Short-Term Income, and Tax-Exempt Bond Funds and
the SAM Flexible Income Portfolio) or more made without a sales charge. There is no CDSC on Class A shares of the Money Market Fund that are directly purchased by the shareholder. Class A shares of the
Money Market Fund that are obtained through an exchange of another Fund’s shares are generally subject to a CDSC of 1.00% on certain redemptions made within 12 months following purchases of $1 million ($500,000 for the Bond & Mortgage Securities, California Municipal, Government & High Quality Bond, High Yield, Global
Diversified Income, Income, Inflation Protection, Preferred Securities, Principal LifeTime Strategic Income,
Short-Term Bond, Short-Term Income, and Tax-Exempt Bond Funds and the SAM Flexible Income Portfolio)
or more made without a sales charge.

CLASS B SHARES

DISTRIBUTION FEES
The Class B shares pay distribution fees pursuant to a plan (the " Class B Plan") adopted pursuant to Rule
12b-1 under the 1940 Act. Pursuant to the Class B Plan, Class B shares shall pay 1.00% of the relevant series of the Fund's average net assets attributable to Class B shares. Amounts payable under the Class B
Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class B shares do not pay administrative service fees.

SERVICE FEES
The Class B shares pay service fees pursuant to a plan adopted pursuant to Rule 12b-1 equal to 0.25% of the relevant series of the Fund’s average net assets attributable to the Class B shares.

TRANSFER AGENCY FEES
The Class B shares pay for transfer agency services provided for Class B shares. Currently the fee paid is equal to the cost of providing those services. Class B shares also bear the cost of registering shares with
State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class B shares.

EXCHANGE FEATURES
Class B shares of any series of the Fund may be exchanged at net asset value at any time for Class B shares of any series of the Fund offering Class B shares (except the LargeCap Blend Fund I series).

The CDSC that might apply to Class B shares upon redemption will not apply if these shares are exchanged for shares of another Fund. However, for purposes of computing the CDSC on the shares acquired through this exchange, the length of time the acquired shares have been owned by a shareholder will be measured from the date the exchanged shares were purchased. The amount of the CDSC will be determined by reference to the CDSC table to which the exchanged shares were subject.

CONVERSION FEATURE
Class B shares purchased prior to the Date of Reorganization will convert automatically to Class A shares on the eighth anniversary of purchase, but without the payment of any sales charge normally associated with purchase of Class A shares.

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Class B shares purchased on or after the Date of Reorganization will convert automatically to Class A shares on the ninth anniversary of purchase, but without the payment of any sales charge normally associated with a purchase of Class A shares.

INITIAL SALES CHARGE
Class B shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
Class B shares are sold without an initial sales charge, although a CDSC will be imposed on shares redeemed prior to the end of the CDSC period. The CDSC period for shares purchased prior to the Date of
Reorganization ends on the sixth anniversary of the date such shares were purchased. The CDSC period for shares purchased on or after the Date of Reorganization ends on the fifth anniversary of the date such shares were purchased. .

The following types of shares may be redeemed without charge at any time: (i) shares acquired by reinvestment of distributions and (ii) shares otherwise exempt from the CDSC, as described below. Subject to the foregoing exclusions, the amount of the charge is determined as a percentage of the lesser of the current market value or the cost of the shares being redeemed. Therefore, when a share is redeemed, any increase in its value above the initial purchase price is not subject to any CDSC. The amount of the CDSC will depend on the number of years shares have been owned and the dollar amount being redeemed, according to the following table:

CDSC ON OR BEFORE DATE OF REORGANIZATION

FOR ALL FUNDS (other than B shares of the Short Term Income Fund purchased after April 1, 2003)
		Accounts Included in Certain
		Sponsored Plans Established
Years Since Purchase		After 02/01/1998 and Before
Payments Made	CDSC as a % of Dollar Amount	03/01/2002

2 years or less	4.00%	3.00%
More than 2 years, up to 4 years	3.00	2.00
More than 4 years, up to 5 years	2.00	1.00
More than 5 years, up to 6 years	1.00	None
More than 6 years	None	None

FOR B SHARES OF THE SHORT TERM INCOME FUND PURCHASED AFTER APRIL 1, 2003.

Year Of Redemption After Purchase	CDSC as a % of Dollar Amount

First	4.00%
Second	4.00%
Third	3.00%
Fourth	2.00%
Fifth and following	0.00%

CDSC FOR ALL FUNDS FOR SHARES PURCHASED AFTER DATE OF REORGANIZATION

Years Since Purchase Payments Made	CDSC as a % of Dollar Amount (1)
2 years or less	5.00%
More than 2 years, up to 3 years	4.00%
More than 3 years, up to 4 years	3.00%
More than 4 years, up to 5 years	2.00%
More than 5 years	None

(1) Certain sponsored plans established after 02/01/1998 and before 03/01/2002 are subject to the CDSC described in the tables above.

6 04/10

Certain purchases of Class B shares qualify for a reduced CDSC as set forth in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part, from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share
Class Plan.

In determining whether a CDSC is payable on any redemption, the Fund will first redeem shares not subject to any charge, and then shares held longest during the CDSC period. The CDSC will be waived on redemptions of Class B shares in connection with the following types of transactions:

· shares redeemed due to a shareholder's death;

· shares redeemed due to the shareholder's disability, as defined in the Internal Revenue Code of 1986 (the
"Code"), as amended;

· shares redeemed from retirement plans to satisfy minimum distribution rules under the Code;

· shares redeemed to pay surrender charges;

· shares redeemed to pay retirement plan fees;

· shares redeemed involuntarily from small balance accounts (values of less than $300);

· shares redeemed through a systematic withdrawal plan that permits up to 10% of the value of a shareholder's Class B shares of a particular Fund on the last business day of December of each year to be withdrawn automatically in equal monthly installments throughout the year;

· shares redeemed from a retirement plan to assure the plan complies with Sections 401(k), 401(m), 408(k)
and 415 of the Code; or

· shares redeemed from retirement plans qualified under Section 401(a) of the Code due to the plan participant's death, disability, retirement or separation from service after attaining age 55.

CLASS C SHARES

DISTRIBUTION FEES
Class C shares pay distribution fees pursuant to a plan (the “Class C Plan”) adopted pursuant to Rule 12b-1 under the the 1940 Act. Pursuant to the Class C Plan, Class C shares shall pay 1.00% of the relevant series of the Fund’s average net assets attributable to the Class C shares. Amounts payable under the Class C Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class C shares do not pay administrative service fees.

SERVICE FEES
The Class C shares pay service fees pursuant to a plan adopted pursuant to Rule 12b-1 equal to 0.25% of the relevant series of the Fund’s average net asset attributable to the Class C shares.

TRANSFER AGENCY FEES
The Class C shares pay for transfer agency services provided for Class C shares. Currently the fee paid is equal to the cost of providing those services. Class C shares also bear the cost of registering shares with
State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class C shares.

EXCHANGE FEATURES
Class C shares of any series of the Fund may be exchanged at net asset value at any time for Class C shares of any series of the Fund offering Class C shares.

The CDSC that might apply to Class C shares upon redemption will not apply if these shares are exchanged for shares of another Fund. However, for purposes of computing the CDSC on the shares acquired through this exchange, the length of time the acquired shares have been owned by a shareholder will be measured from the date the exchanged shares were purchased. The amount of the CDSC will be determined by reference to the CDSC table to which the exchanged shares were subject.

7 04/10

INITIAL SALES CHARGE
Class C shares are offered at their NAV, without an initial sales charge.

CONTINGENT DEFERRED SALES CHARGE
Class C shares are sold without an initial sales charge, although a CDSC will be imposed on shares redeemed within 12 months of purchase. The following types of shares may be redeemed without charge at any time: (i)
shares acquired by reinvestment of distributions and (ii) shares otherwise exempt from the CDSC, as described below. Subject to the foregoing exclusions, the CDSC is equal to the lesser of 1.00% of the market value of the shares redeemed or the cost of the shares redeemed.

Certain purchases of Class C shares qualify for a reduced CDSC as set forth in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part, from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share
Class Plan.

In determining whether a CDSC is payable on any redemption, the Fund will first redeem shares not subject to any charge, and then shares held longest during the CDSC period. The CDSC will be waived on redemptions of Class C shares in connection with the following types of transactions:

· shares redeemed due to a shareholder’s death;

· shares redeemed due to the shareholder’s disability, as defined in the Internal Revenue Code of 1986
(the “Code”), as amended;

· shares redeemed from retirement plans to satisfy minimum distribution rules under the Code;

· shares redeemed to pay surrender charges;

· shares redeemed to pay retirement plan fees;

· shares redeemed involuntarily from small balance accounts (values of less than $300);

· shares redeemed through a systematic withdrawal plan that permits up to 10% of the value of a shareholder’s Class C shares of a particular Fund on the last business day of December of each year to be withdrawn automatically in equal monthly installments throughout the year;

· shares redeemed from a retirement plan to assure the plan complies with Sections 401(k), 401(m),
408(k) and 415 of the Code; or

· shares redeemed from retirement plans qualified under Section 401(a) of the Code due to the plan participants death, disability, retirement or separation from service after attaining age 55.

CLASS I SHARES
DISTRIBUTION FEES
The Class I shares do not pay distribution fees.

ADMINISTRATIVE SERVICE FEES
The Class I shares do not pay administrative service fees.

SERVICE FEES

The Class I shares do not pay service fees.

TRANSFER AGENCY FEES
The Class I shares pay for transfer agency services provided for Class I shares. Currently the fee paid is equal to the cost of providing those services. Class I shares also bear the cost of registering shares with State
Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class I shares.

EXCHANGE FEATURES
Class I shares of any series of the Fund may be exchanged, at the shareholder's option, for Class I shares of any other series of the Fund without charge.

INITIAL SALES CHARGE
Class I shares are offered at their NAV, without an initial sales charge.

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CONTINGENT DEFERRED SALES CHARGE
Class I shares are not subject to any CDSC.

CLASS J SHARES
DISTRIBUTION FEES
The Class J shares pay distribution fees pursuant to a plan adopted pursuant to Rule 12b-1 under the 1940
Act (the "Class J Plan"). Pursuant to the Class J Plan, Class J shares shall pay 0.45% of the relevant series
(0.25% for the Money Market Fund) of the Fund's average net assets attributable to Class J shares. Amounts payable under the Class J Plan are subject to such further limitations as the Directors may from time to time determine and as set forth in the registration statement of the Fund as from time to time in effect.

ADMINISTRATIVE SERVICE FEES
The Class J shares do not pay administrative service fees.

SERVICE FEES
The Class J shares do not pay service fees.

TRANSFER AGENCY FEES
The Class J shares pay for transfer agency services provided for Class J shares. Currently the fee paid is equal to the cost of providing those services. Class J shares also bear the cost of registering shares with
State Securities Commissions, for providing shareholder reports and prospectuses to shareholders, and for shareholder meetings held for Class J shares.

EXCHANGE FEATURES
Class J shares of any series of the Fund may be exchanged, at the shareholder's option, for Class J shares of any other series of the Fund without charge, provided that Class J shares of such other series of the Fund are available to residents of the relevant state.

INITIAL SALES CHARGE
Class J shares of all series are offered at their NAV, without an initial sales charge

CONTINGENT DEFERRED SALES CHARGE
Redemptions of Class J shares with 18 months of purchase may be subject to a CDSC. Shares exchanged into another series will continue to be subject to the CDSC until the initial 18-month period expires.

The CDSC, if any, is determined by multiplying the lesser of the market value at the time of redemption or the initial purchase price of the shares sold by 1.00%. The CDSC is not imposed on shares:

· that were purchased pursuant to the Small Amount Force Out program (SAFO);

· redeemed due to a shareholder’s death or disability (as defined in the Internal Revenue Code);

· redeemed from retirement plans to satisfy minimum distribution rules under the Internal Revenue Code;

· sold using a periodic withdrawal plan (up to 10% of the value of the shares (as of the last business day of
December of the prior year) subject to a CDSC without paying the CDSC);

· that were purchased through the Principal Income IRA; or

· that were purchased through Principal Passage.

There is no CSDC on shares purchased with reinvested dividends or other distributions. The CDSC may be waived on redemptions of Class J shares as described in the Fund’s registration statement as from time to time in effect. Management may waive the CDSC in whole or in part, from time to time for classes of investors pursuant to Rule 22d-1 of the 1940 Act, without amending this Multiple Share Class Plan.

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